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                                                                    Exhibit 99.1

                           HALSTEAD INDUSTRIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Halstead Industries, Inc. a Delaware corporation (the "Company"), hereby appoints William B. Halstead and William
E. Rapp, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the Special Meeting of Stockholders to be held at the offices of the Company, 300 North Greene Street, Greensboro, North Carolina on [____________], 1998 at 10:00 a.m. local time, and any adjournments or postponements thereof upon the matters listed herein (the "Special Meeting").

     1. Approval of the Agreement and Plan of Merger, dated as of August 7, 1998 (the "Merger Agreement"), by and among the Company, Mueller Industries, Inc., a Delaware corporation ("Mueller"), and Mueller Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Mueller ("Merger Sub"), and the transactions contemplated thereby. Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into the Company, and the Company will become a wholly owned subsidiary of Mueller.

          FOR / /        AGAINST / /         ABSTAIN / /


     2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY, USING THE ENCLOSED ENVELOPE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND, AS TO OTHER BUSINESS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING, THE PERSONS ACTING UNDER THIS PROXY WILL HAVE DISCRETION TO VOTE ON SUCH BUSINESS IN ACCORDANCE WITH THEIR BEST JUDGEMENT.

     The undersigned hereby acknowledges receipt of the Proxy
Statement/Prospectus and hereby revokes any proxy or proxies previously given.

Please sign below exactly as your name appears on this Proxy. If shares of common stock of the Company are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

If you receive more than one Proxy, please sign and return all such cards in the accompanying envelope.




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                              Authorized Signature

PLACE LABEL HERE

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                       Title or Authority, if Applicable


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                                      Date